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                                                                    Exhibit 10.1

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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                           QUANTUM NORTH AMERICA, INC.

                                       AND

                          FOOTHILL CAPITAL CORPORATION

                          DATED AS OF DECEMBER 1, 1998




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                                TABLE OF CONTENTS
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1.       DEFINITIONS AND CONSTRUCTION.......................................................................1
         1.1      Definitions...............................................................................1
         1.2      Accounting Terms.........................................................................20
         1.3      Code.....................................................................................20
         1.4      Construction.............................................................................20
         1.5      Schedules and Exhibits...................................................................20

2.       LOAN AND TERMS OF PAYMENT.........................................................................20
         2.1      Revolving Advances.......................................................................21
         2.2      Letters of Credit........................................................................22
         2.3      [Intentionally Omitted.].................................................................24
         2.4      [Intentionally Omitted.].................................................................24
         2.5      Overadvances.............................................................................25
         2.6      Interest and Letter of Credit Fees:  Rates, Payments, and Calculations...................25
         2.7      Collection of Accounts...................................................................26
         2.8      Crediting Payments; Application of Collections...........................................26
         2.9      Designated Account.......................................................................27
         2.10     Maintenance of Loan Account; Statements of Obligations...................................27
         2.11     Fees.....................................................................................28
         2.12     LIBOR Rate Advances......................................................................28

3.       CONDITIONS; TERM OF AGREEMENT.....................................................................31
         3.1      Conditions Precedent to the Initial Advance or Letter of Credit..........................31
         3.2      Conditions Precedent to all Advances and all Letters of Credit...........................35
         3.3      Condition Subsequent.....................................................................36
         3.4      Term; Automatic Renewal..................................................................36
         3.5      Effect of Termination....................................................................36
         3.6      Early Termination by Borrower............................................................36
         3.7      Termination Upon Event of Default........................................................37

4.       CREATION OF SECURITY INTEREST.....................................................................37
         4.1      Grant of Security Interest...............................................................37
         4.2      Negotiable Collateral....................................................................37
         4.3      Collection of Accounts, General Intangibles, Investment Property, and Negotiable
                  Collateral...............................................................................37
         4.4      Delivery of Additional Documentation Required............................................38
         4.5      Power of Attorney........................................................................38
         4.6      Right to Inspect.........................................................................38
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
5.       REPRESENTATIONS AND WARRANTIES....................................................................39
         5.1      No Encumbrances..........................................................................39
         5.2      Eligible Accounts........................................................................39
         5.3      Eligible Inventory.......................................................................39
         5.4      Equipment................................................................................39
         5.5      Location of Inventory and Equipment......................................................39
         5.6      Inventory Records........................................................................39
         5.7      Location of Chief Executive Office; FEIN.................................................39
         5.8      Due Organization and Qualification; Subsidiaries.........................................40
         5.9      Due Authorization; No Conflict...........................................................40
         5.10     Litigation...............................................................................41
         5.11     No Material Adverse Change...............................................................41
         5.12     Solvency.................................................................................41
         5.13     Benefit Plans............................................................................41
         5.14     Environmental Condition..................................................................41
         5.15     Brokerage Fees...........................................................................42
         5.16     Year 2000 Compliance.....................................................................42
         5.17     Consent Decrees..........................................................................42

6.       AFFIRMATIVE COVENANTS.............................................................................42
         6.1      Accounting System........................................................................42
         6.2      Collateral Reporting.....................................................................43
         6.3      Financial Statements, Reports, Certificates..............................................43
         6.4      Tax Returns..............................................................................45
         6.5      Guarantor Reports........................................................................45
         6.6      Returns..................................................................................45
         6.7      Title to Equipment.......................................................................45
         6.8      Maintenance of Equipment.................................................................45
         6.9      Taxes....................................................................................45
         6.10     Insurance................................................................................46
         6.11     No Setoffs or Counterclaims..............................................................46
         6.12     Location of Inventory and Equipment......................................................46
         6.13     Compliance with Laws.....................................................................47
         6.14     [Intentionally Omitted.].................................................................47
         6.15     Leases...................................................................................47
         6.16     Brokerage Commissions....................................................................47
         6.17     Royalties................................................................................47
         6.18     Copyrights...............................................................................47
         6.19     License Agreements.......................................................................48

7.       NEGATIVE COVENANTS................................................................................48
         7.1      Indebtedness.............................................................................48
         7.2      Liens....................................................................................48
         7.3      Restrictions on Fundamental Changes......................................................49
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
         7.4      Disposal of Assets.......................................................................49
         7.5      Change Name..............................................................................49
         7.6      Guarantee................................................................................49
         7.7      Nature of Business.......................................................................49
         7.8      Prepayments and Amendments...............................................................49
         7.9      Change of Control........................................................................49
         7.10     Consignments.............................................................................50
         7.11     Distributions............................................................................50
         7.12     Accounting Methods.......................................................................50
         7.13     Investments..............................................................................50
         7.14     Transactions with Affiliates.............................................................50
         7.15     Suspension...............................................................................51
         7.16     [Intentionally omitted]..................................................................51
         7.17     Use of Proceeds..........................................................................51
         7.18     Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.......51
         7.19     Telemarketing Services Agreements........................................................51
         7.20     Financial Covenants......................................................................51
         7.21     Capital Expenditures.....................................................................52
         7.22     Credit Card Processing Agreements........................................................52
         7.23     Licensing Agreements.....................................................................52
         7.24     Purchases of Inventory...................................................................52

8.       EVENTS OF DEFAULT.................................................................................52

9.       FOOTHILL'S RIGHTS AND REMEDIES....................................................................55
         9.1      Rights and Remedies......................................................................55
         9.2      Remedies Cumulative......................................................................57

10.      TAXES AND EXPENSES................................................................................57

11.      WAIVERS; INDEMNIFICATION..........................................................................57
         11.1     Demand; Protest; etc.....................................................................57
         11.2     Foothill's Liability for Collateral......................................................57
         11.3     Indemnification..........................................................................58

12.      NOTICES...........................................................................................58

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER........................................................59

14.      DESTRUCTION OF BORROWER'S DOCUMENTS...............................................................60

15.      GENERAL PROVISIONS................................................................................60
         15.1     Effectiveness............................................................................60
         15.2     Successors and Assigns...................................................................60
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
         15.3     Section Headings.........................................................................61
         15.4     Interpretation...........................................................................61
         15.5     Severability of Provisions...............................................................61
         15.6     Amendments in Writing....................................................................61
         15.7     Counterparts; Telefacsimile Execution....................................................61
         15.8     Revival and Reinstatement of Obligations.................................................61
         15.9     Integration..............................................................................61
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                  SCHEDULES AND EXHIBITS

Schedule E-1 Eligible Inventory Locations
Schedule P-1 Permitted Liens
Schedule 2.2(g) Letter of Credit Authorized Persons
Schedule 5.10 Litigation
Schedule 5.17 Consent Decrees
Schedule 6.12 Location of Inventory and Equipment
Schedule 7.1 Permitted Indebtedness

Exhibit C-1 Form of Compliance Certificate
Exhibit 2.12(b) Form of LIBOR Notice

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                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (THIS "AGREEMENT"), is entered into as of December 1, 1998, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 and QUANTUM NORTH AMERICA, INC., a Delaware corporation ("Borrower"), with its chief executive office located at 15821 Ventura Boulevard, 5th Floor, Encino, California 91436.

                  The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "ACCOUNT DEBTOR" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, General Intangible, Investment Property, or Negotiable Collateral.

                  "ACCOUNTS" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

                  "ADVANCES" has the meaning set forth in SECTION 2.1(A).

                  "AFFILIATE" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

                  "AGREEMENT" has the meaning set forth in the preamble hereto.

                  "APPLICABLE EARLY TERMINATION PREMIUM" means (a) $600,000 from and after the Closing Date to the first anniversary of the Closing Date, (b) $400,000 from and after the first anniversary of the Closing Date to the second anniversary of the Closing Date, and (c) $200,000 from and after the second anniversary of the Closing Date, and including any Renewal Period; PROVIDED, HOWEVER, that if this Agreement is terminated in connection with the consummation of a sale of all or substantially all of the assets of, or Stock in, Borrower, then the foregoing amounts shall be (a) $300,000 from and after the Closing Date through the first anniversary of the Closing Date, (b) $200,000 from and after the first anniversary of the Closing Date to the second anniversary of the Closing Date, and (c) $0 thereafter.

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                  "AUTHORIZED PERSON" means any officer or other employee of
Borrower or such other Person as Borrower may authorize in writing.

                  "AVERAGE UNUSED PORTION OF MAXIMUM AMOUNT" means, as of any date of determination, (a) the Maximum Amount, LESS (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, PLUS (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

                  "BANKRUPTCY CODE" means the United States Bankruptcy Code (11 U.S.C. Section 101 ET SEQ.), as amended, and any successor statute.

                  "BASE LIBOR RATE" means the rate per annum (rounded upwards, if necessary, to the next 1/16%) at which United States dollar deposits are offered to major banks in the London Interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Advance requested by Borrower in accordance with this Agreement.

                  "BENEFIT PLAN" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

                  "BORROWER" has the meaning set forth in the preamble to this Agreement.

                  "BORROWER'S BOOKS" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

                  "BORROWER STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement, dated as of even date herewith, between Borrower and Foothill, with respect to Borrower's pledge of its ownership interest in the Stock of each of its Subsidiaries, in form and substance satisfactory to Foothill.

                  "BORROWING BASE" has the meaning set forth in SECTION 2.1(A).

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close and, with respect to provisions of the Agreement dealing with LIBOR Rate Advances, also means a day on which banks in London, England are open for the transaction of banking business.

                  "CHANGE OF CONTROL" shall be deemed to have occurred at such time as (a) Holding's shall cease to own beneficially and of record 100% of the issued and outstanding shares of Stock of Borrower, (b) the Lehman Group's paid in capital in Holdings shall cease

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to be at least 70% of the Lehman Group's paid-in capital in Holdings as of the
Closing Date, or (c) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than 20% of the total voting power of all classes of Stock then outstanding of Holdings entitled to vote in the election of directors.

                  "CLASS C INVENTORY" means Inventory of Borrower that: (a) is obsolete, slow moving, or a custom item; (b) is more than 9 months old; (c) based upon Borrower's reasonable determination, cannot be sold through Borrower's ordinary retail or direct marketing distribution channels in the twelve-month period following the date of such determination; or (d) Borrower intends to sell or dispose of as scrap, through a rack jobber, or by other means outside of Borrower's regular distribution channels.

                  "CLOSING DATE" means the date of the first to occur of the making of the initial Advance or the issuance of the initial Letter of Credit.

                  "CODE" means the California Uniform Commercial Code.

                  "COLLATERAL" means all of Borrower's right, title, and interest in and to each of the following:

                  (a)      the Accounts,

                  (b)      Borrower's Books,

                  (c)      the Equipment,

                  (d)      the General Intangibles,

                  (e)      the Investment Property;

                  (f)      the Inventory,

                  (g)      the Negotiable Collateral,

                  (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

                  (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

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                  "COLLATERAL ACCESS AGREEMENT" means a landlord waiver,
mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance satisfactory to Foothill.

                  "COLLECTIONS" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C-1 and delivered by the chief accounting officer of Borrower to Foothill.

                  "COPYRIGHT INVENTORY" means Inventory of Borrower with respect to which material copyrightable by Borrower or Holdings is the principal component of such Inventory;

                  "COPYRIGHT SECURITY AGREEMENT" means that certain Copyright Security Agreement, dated as of even date herewith, between Borrower and Foothill.

                  "CREDIT CARD ACCOUNT" means an Account submitted for payment to a Credit Card Processor and with respect to which Borrower has received from such Credit Card Processor an authorization to charge the credit card underlying such Account.

                  "CREDIT CARD PROCESSING AGREEMENTS" means those agreements between Borrower and the Credit Card Processors for the processing of Borrower's credit card transactions.

                  "CREDIT CARD PROCESSOR" means, individually and collectively, First USA Paymenttech, Novus Network Services, American Express Travel Related Services Company, Inc., and any other Person with whom Borrower has entered or may hereafter enter into an agreement for the processing of Borrower's credit card transactions.

                  "CREDIT CARD PROCESSOR SERVICE SUMMARY" means that certain First USA Service Summary received by Borrower from First USA Paymenttech, and such similar reports received from other Credit Card Processors, in each case, detailing the amount to be wire transferred to Borrower relative to the Credit Card Accounts.

                  "DAILY BALANCE" means the amount of an Obligation owed at the end of a given day.

                  "DEEMS ITSELF INSECURE" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

                  "DEFAULT" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

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                 "DESIGNATED ACCOUNT" means account number 4759626930 of
Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated, in writing and from time to time, by Borrower to Foothill.

                  "DESIGNATED ACCOUNT BANK" means Wells Fargo Bank, N.A., whose office is located at 100 West Washington, Phoenix, Arizona 85003, and whose ABA number is 121000248.

                  "DILUTION" means, as of any date of determination, in each case based upon the experience of the 90-day period ending on the date that is 30 days prior to such date of determination, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, cooperative advertising credits, returns, promotions, credits, or other dilution with respect to the Accounts, by
(b) the sum of (i) Borrower's Collections (excluding extraordinary items) in respect of the Accounts, plus (ii) the Dollar amount of clause (a).

                  "DILUTION RESERVE" means, as of any date of determination, the number of percentage points by which Dilution is in excess of 10%.

                  "DISBURSEMENT LETTER" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

                  "DOLLARS OR $" means United States dollars.

                  "ELIGIBLE ACCOUNTS" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services (net of unapplied cash and general ledger to aging variances), that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Foothill in the Loan Documents. Eligible Accounts shall not include the following:

                  (a) Accounts, other than Installment Accounts, that the Account Debtor has failed to pay within 90 days of invoice date or Accounts with selling terms of more than 60 days, unless such Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill;

                  (b) Accounts owed by an Account Debtor or its Affiliates where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible or, in the absence of a letter of credit supporting such Accounts, would be deemed ineligible under clause (a) above, unless such Accounts are supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill;;

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                  (c) Installment Accounts, as of any date of determination, with respect to which (i) the last installment of such Installment Accounts is to be billed more than 12 months after the initial date of the sale giving rise to such Installment Account, or (ii) the last installment of such Installment Account is to be billed more than 10 months after such date of determination, to the extent of the aggregate amount of installments to be billed more than 10 months after such date of determination;

                  (d) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

                  (e) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

                  (f) Accounts that are not payable in Dollars;

                  (g) Accounts with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States, any State thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(x) the Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill, (y) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Foothill, or (z) with respect to an Account Debtor that maintains its chief executive office in Canada or that is organized under the Laws of Canada, such Account Debtor shall have been approved in writing by Foothill in its reasonable credit judgment;

                  (h) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Foothill, with the Assignment of Claims Act, 31 U.S.C. Section 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

                  (i) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to the Account;

                  (j) Accounts with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, unless any such Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill;

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                  (k) Accounts with respect to which the Account Debtor is
subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business, unless any such Account is supported by an irrevocable letter of credit satisfactory to Foothill (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Foothill and is directly drawable by Foothill;

                  (l) Accounts the collection of which Foothill, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

                  (m) Accounts with respect to which the goods giving rise to such Account have not been shipped to the purchaser of such goods, the services giving rise to such Account have not been performed and accepted by the purchaser of such services, or the Account otherwise does not represent a final sale;

                  (n) Accounts arising from the sale of Copyright Inventory, unless such Copyright Inventory is Eligible Inventory; and

                  (o) Credit Card Accounts.

                  "ELIGIBLE CREDIT CARD ACCOUNTS" means Accounts that do not qualify as Eligible Accounts solely because they are (1) Credit Card Accounts.

                  "ELIGIBLE IN-TRANSIT INVENTORY" means those items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on SCHEDULE E-1 but: (a) such Inventory is currently in-transit from a location not set forth on SCHEDULE E-1 to a location set forth on SCHEDULE E-1, (b) title to such Inventory has passed to Borrower, (c) documents of title with respect to such Inventory have been delivered to Foothill or its agent; (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Foothill in its discretion; and (e) (i) such Inventory has been paid for or is the subject of an Inventory Letter of Credit, or (ii) Foothill is named as consignee on the documents of title with respect to such Inventory.

                  "ELIGIBLE INVENTORY" means the Eligible In-Transit Inventory and the Eligible Landed Inventory.

                  "ELIGIBLE LANDED INVENTORY" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business, that are located at or in-transit between Borrower's premises identified on SCHEDULE E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to Foothill in the Loan Documents, and that are and at all times continue to be reasonably acceptable to Foothill in all respects. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices. An item of Inventory shall not be included in Eligible Landed Inventory if:

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                  (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

                  (b) it is not located at one of the locations set forth on SCHEDULE E-1;

                  (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

                  (d) it is not subject to a valid and perfected first priority security interest in favor of Foothill;

                  (e) it consists of goods returned or rejected by Borrower's customers that are not returned to Borrower's stock or goods in transit;

                  (f) the aggregate value of all items of a particular product exceed 40% of the aggregate value of all items of Eligible Inventory, to the extent of the amount in excess of such percentage;

                  (g) it is Copyright Inventory unless the copyrightable material that is the principal component thereof has been registered with the United States Copyright Office and Foothill shall have a perfected first priority security interest therein; or

                  (h) it is Class C Inventory, or constitutes spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment; or

                  (i) Each license agreement relative to such item of Inventory has not been reviewed by Foothill or such license agreement is not reasonably acceptable to Foothill with respect to the rights of Borrower or Holdings, as applicable, under such license agreement and the perfection of Foothill's Liens in and to such item of Inventory.

                  "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

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                  "ERISA AFFILIATE" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 8.

                  "EXCESS AVAILABILITY" means the amount, as of the date any determination thereof is to be made, equal to:

                  (a) the lesser of (i) the aggregate amount of Advances available to Borrower as of such time (based on the applicable advance rates set forth in SECTION 2.1 hereof and calculated as if no Advances are outstanding), subject to the sublimits and availability reserves established by Foothill under the terms of the Agreement, and (ii) the Maximum Amount, MINUS

                  (b) the sum of (i) the amount of all then outstanding Advances, (ii) the amount (not less than $0) by which Borrower's past due trade payables has increased during the period from the initial prospect audit through such date of determination, and (iii) the aggregate amount of Borrower's book overdrafts.

                  "FAMILY MEMBERS" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

                  "FAMILY TRUSTS" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of the Family Members of such individual and in respect of which such individual serves as trustee or in a similar capacity.

                  "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

                  "FEIN" means Federal Employer Identification Number.

                  "FOOTHILL" has the meaning set forth in the preamble to this Agreement.

                  "FOOTHILL ACCOUNT" has the meaning set forth in SECTION 2.7.

                  "FOOTHILL EXPENSES" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; reasonable fees or charges paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; reasonable costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; reasonable costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

                  "FUNDING LOSSES" shall have the meaning set forth in SECTION 2.12(B)(II).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "GENERAL INTANGIBLES" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "GOVERNING DOCUMENTS" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

                  "HAZARDOUS MATERIALS" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of applicable federal, state or local limits.

                  "HOLDINGS" means National Media Corporation, a Delaware corporation.

                  "HOLDINGS COPYRIGHT SECURITY AGREEMENT" means that certain Copyright Security Agreement, dated as of even date herewith, between Holdings and Foothill.

                  "HOLDINGS GUARANTY" means that certain General Continuing Guaranty, dated as of even date herewith, between Holdings and Foothill, in form and substance satisfactory to Foothill.

                  "HOLDINGS PATENT SECURITY AGREEMENT" means that certain Patent Security Agreement, dated as of even date herewith, between Holdings and Foothill.

                  "HOLDINGS SECURITY AGREEMENT" means that certain Security Agreement, dated as of even date herewith, between Holdings and Foothill, in form and substance satisfactory to Foothill.

                  "HOLDINGS STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement, dated as of even date herewith, between Holdings and Foothill, with respect to Holding's pledge of its ownership interest in the Stock of each of its Subsidiaries, in form and substance satisfactory to Foothill.

                  "HOLDINGS SUBORDINATION AGREEMENT" means that certain Subordination Agreement, dated as of even date herewith, among Holdings, Borrower, and Foothill, in form and substance satisfactory to Foothill..

                  "HOLDINGS TRADEMARK SECURITY AGREEMENT" means that certain Trademark Security Agreement, dated as of even date herewith, between Holdings and Foothill.

                  "INDEBTEDNESS" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

                  "INSOLVENCY PROCEEDING" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "INSTALLMENT ACCOUNTS" means Accounts, that at the time of the sale giving rise to such Account, was payable by the Account Debtor in two or more installments. Installment Accounts shall not include amounts which, by reason of being submitted to a Credit Card Processor for payment, have become Credit Card Accounts.

                  "INTANGIBLE ASSETS" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "INTERCOMPANY SUBORDINATION AGREEMENT" means that certain Subordination Agreement, dated as of even date herewith, among Borrower, each other Subsidiary of Holdings, and Foothill, in form and substance satisfactory to Foothill..

                  "INTEREST PERIOD" means, with respect to each LIBOR Rate Advance, a period commencing on the date of the making of such LIBOR Rate Advance and ending 1, 2, or 3 months thereafter; PROVIDED, HOWEVER, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "INVENTORY" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

                  "INVENTORY LETTER OF CREDIT" means a documentary Letter of Credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on SCHEDULE E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airwaybill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Foothill and reflecting the passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an "Inventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Landed Inventory.

                  "INVENTORY RESERVES" means reserves (determined from time to time by Foothill in its reasonable discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible In-Transit Inventory by Borrower, PLUS (b) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

                  "INVESTMENT PROPERTY" means "investment property" as that term is defined in the Code, whether now owned or hereafter acquired..

                  "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  "LANDLORD LIEN RESERVES" means, with respect to each leased location of Borrower that is not the subject of a Collateral Access Agreement, reserves (determined from time to time by Foothill in its reasonable discretion) for (a) past due rent or other past due amounts under the lease relative to such location, PLUS (b) the amount, reasonably estimated by Foothill, of rent or other amounts payable under the lease relative to such location necessary to be paid by Foothill in order to exercises its remedies under the Loan Documents with respect to the Collateral located at such location.

                  "L/C" has the meaning set forth in SECTION 2.2(A).

                  "L/C GUARANTY" has the meaning set forth in SECTION 2.2(A).

                  "LEHMAN GROUP" means, individually and collectively, Stephen
C. Lehman, Bruce M. Goodman, John W. Kirby, Eric R. Weiss, Daniel M. Yukelson, and their respective Family Members and Family Trusts.

                  "LETTER OF CREDIT" means an L/C or an L/C Guaranty, as the context requires.

                  "LETTER OF CREDIT USAGE" means the sum of (a) the undrawn amount of outstanding Letters of Credit PLUS (b) the amount of unreimbursed drawings under Letters of Credit.

                  "LIBOR RATE" means, for each Interest Period for each LIBOR Rate Advance, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined pursuant to the following formula:

                  LIBOR Rate = Base LIBOR Rate for such Interest Period
                               ----------------------------------------
                                 100% minus the Reserve Percentage.

                  "LIBOR RATE ADVANCE" means each portion of an Advance bearing interest at a rate determined by reference to the LIBOR Rate.

                  "LIEN" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "LOAN ACCOUNT" has the meaning set forth in SECTION 2.10.

                  "LOAN DOCUMENTS" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Borrower Stock Pledge Agreement, the Holdings Guaranty, the Holdings Security Agreement, the Holdings Stock Pledge Agreement, the Holdings Copyright Security Agreement, the Holdings Patent Security Agreement, the Holdings Trademark Security Agreement, the Holdings Subordination Agreement, the Intercompany Subordination Agreement, the Provenance Agreement, the Subsidiary Stock Pledge Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

                  "LOCKBOX ACCOUNT" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

                  "LOCKBOX AGREEMENTS" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Foothill, each of which is among Borrower, Foothill, and the Lockbox Bank.

                  "LOCKBOX BANK" means Wells Fargo Bank.

                  "LOCKBOXES" has the meaning set forth in SECTION 2.7.

                  "MATERIAL ADVERSE CHANGE" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the

Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

                  "MAXIMUM AMOUNT" means $20,000,000.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "NEGOTIABLE COLLATERAL" means all of a Person's present and future letters of credit, notes, drafts, instruments, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

                  "NET ELIGIBLE CREDIT CARD PROCEEDS" means, as of any date of determination, the aggregate Dollar amount of proceeds of Eligible Credit Card Accounts to be received by Borrower, net of all credits, commissions, fees, discounts, and other amounts payable by Borrower relative thereto, as evidenced by the Credit Card Processor Service Summaries.

                  "NOTICES TO DEPOSITORY INSTITUTIONS" means one or more letters notifying the depository institutions with which Borrower maintains deposit accounts of Foothill's security interest in such deposit accounts.

                  "OBLIGATIONS" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including the Applicable Early Termination Premium), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

                  "OBSOLETE COPYRIGHT" means, as of any date of determination, any copyright that (a) does not have a material fair market value, (b) is not the principal component of any Copyright Inventory of Borrower that has been sold or marketed by Borrower in 3 years preceding such date of determination, and (c) the fair market value, in the aggregate, of a such Copyright Inventory to which such copyright is the principal component is not material.

                  "OVERADVANCE" has the meaning set forth in SECTION 2.5.

                  "PARTICIPANT" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

                  "PATENT SECURITY AGREEMENT" means that certain Patent Security Agreement, dated as of even date herewith, in form and substance satisfactory to Foothill.

                  "PAY-OFF LETTER" means a letter, in form and substance reasonably satisfactory to Foothill, from ValueVision respecting the amount necessary to repay in full all of the obligations of Borrower owing to ValueVision and obtain a termination or release of all of the Liens existing in favor of ValueVision in and to the properties or assets of Borrower.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

                  "PERMITTED DISPOSITION" means (a) the sale of Inventory in the ordinary course of Borrower's business (including the disposition of Class C Inventory in accordance with Borrower's customary procedures for such dispositions) and (b) the sale, exchange, or other disposition of Borrower's Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business.

                  "PERMITTED DISTRIBUTIONS" means dividends or distributions by Borrower to Holdings, for the purpose of paying (a) the reasonable company overhead, public filing costs, accounting costs, and like expenses of Holdings reasonably allocable to Borrower and not reasonably allocable to any other Subsidiary of Holdings, and (b) the Permitted Holdings Distributions reasonably allocable to Borrower and not reasonably allocable to any other Subsidiary of Holdings.

                  "PERMITTED HOLDERS" means (a) the Lehman Group, (b) Jacor Communications, Inc., (c) Gruber/McBain Management, (d) Capital Ventures International, (e) RGC International Investors, LDC, and (f) such other Person, reasonably acceptable to Foothill, of which Borrower may notify Foothill in writing prior to or on the Closing Date.

                  "PERMITTED HOLDINGS DISTRIBUTIONS" means (a) the "Premium" (as defined in the Series D Certificate of Designation) accruing at a rate of 6% per annum on the Series D Preferred Stock of Holdings and payable upon conversion of such Series D Preferred Stock, to the extent such Premium is paid, or to be paid, in Dollars pursuant to Section IV.A.(ii) of the Series D Certificate of Designation, (b) the "Retained Premium" (as defined in the Series D Stock Purchase Agreement) payable upon the conversion of the Series D Preferred Stock of Holdings owned by Capital Ventures International ("CVI") or RGC International Investors, LDC ("RGC"), and (c) the payment to CVI of $513,000.00, and to RGC of $171,000.00, on or about August 14, 1999, pursuant to that certain letter agreement, dated as of August 11, 1998, among CVI, RGC, Holdings, and NM Acquisition Co., LLC, a Delaware limited liability company.

                  "PERMITTED LIENS" means (a) Liens held by Foothill, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on SCHEDULE P-1, (d) (i) the interests of lessors under operating leases, and (ii) purchase money Liens and the interests of lessors under capital leases to the extent that the acquisition or lease of the underlying asset is permitted under SECTION 7.21 and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower.

                  "PERMITTED PROTEST" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), royalties, commissions, or other amounts due under a licensing agreement, or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Foothill, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the Collateral.

                  "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "PLAN" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

                  "PREFERRED STOCK DOCUMENTS" means (a) the Series D Stock Purchase Agreement, (b) the Series E Stock Purchase Agreement, (c) the Certificate of Designations, Preferences, and Rights of Series B Preferred Stock of Holdings, (d) the Certificate of Designations, Preferences, and Rights of Series D Preferred Stock of Holdings, and (e) the Certificate of Designations, Preferences, and Rights of Series E Preferred Stock of Holdings.

                  "PROVENANCE AGREEMENT" means that certain Provenance Agreement, dated as of the date hereof, between Holdings and Borrower for the express benefit of Foothill.

                  "REAL PROPERTY" means any estates or interests in real property now owned or hereafter acquired by Borrower.

                  "REFERENCE RATE" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its "base rate," irrespective of whether such announced rate is the best rate available from such financial institution.

                  "REFERENCE RATE LOAN" means any Advance (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance (or portion thereof) is payable based on the Reference Rate.

                  "RENEWAL DATE" has the meaning set forth in SECTION 3.4.

                  "RENEWAL PERIOD" has the meaning set forth in SECTION 3.4.

                  "REPORTABLE EVENT" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

                  "RESERVE PERCENTAGE" means, on any day, that percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that is in effect on such date with respect to deposits of Dollars in a non-United States or an international banking office of a bank used to fund a LIBOR Rate Advance. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

                  "SERIES D CERTIFICATE OF DESIGNATION" means the Certificate of Designations, Preferences, and Rights of Series D Preferred Stock of Holdings.

                  "SERIES D STOCK PURCHASE AGREEMENT" means that certain letter agreement, dated as of August 10, 1998, among Holdings, Capital Ventures International, RGC

International Investors, LDC, and NM Acquisition Co., LLC, relative to Holdings' Series D Preferred Stock.

                  "SERIES E STOCK PURCHASE AGREEMENT" means that certain Stock Purchase Agreement, dated as of August 11, 1998, between Holdings and NM Acquisition Co., LLC, relative to Holdings' Series E Preferred Stock.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

                  "STOCK" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "SUBSIDIARY" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "SUBSIDIARY STOCK PLEDGE AGREEMENT" means that certain Stock Pledge Agreement, dated as of even date herewith, among each of the Subsidiaries of Holdings (other than Borrower) and Foothill, with respect to such Subsidiaries' pledge of its ownership interest in the Stock of each of its Subsidiaries, in form and substance satisfactory to Foothill.

                  "TANGIBLE NET WORTH" means, with respect to any Person, as of any date of determination, the difference of (a) such Person's total stockholder's equity, MINUS (b) the sum of: (i) all Intangible Assets of such Person, (ii) all of such Person's prepaid expenses (other than prepaid media time), and (iii) all amounts due to such Person from Affiliates of such Person.

                  "TRADEMARK SECURITY AGREEMENT" means that certain Trademark Security Agreement, dated as of even date herewith, in form and substance satisfactory to Foothill.

                  "VALUEVISION" means ValueVision International, Inc., a Minnesota corporation.

                  "VALUEVISION AGREEMENT" means that certain letter agreement, dated as of August 11, 1998, among ValueVision, NM Acquisition Co., LLC, and Holdings.

                  "VOIDABLE TRANSFER" has the meaning set forth in SECTION 15.8.

                  "YEAR 2000 COMPLIANT" means, with regard to any Person, that all software in goods produced, sold, or utilized by and material to the business operations or financial condition of such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing an abnormal ending scenario, including in relation to dates in and after the Year 2000.

                  1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" or "Holdings" is used in respect of a financial covenant, financial test, or a related definition, it shall be understood to mean Borrower or Holdings, as applicable, on a consolidated basis unless the context clearly requires otherwise.

                  1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                  1.4 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                  1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

                  2.1 REVOLVING ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the Maximum Amount LESS the Letter of Credit Usage, and (ii) the Borrowing Base LESS (A) the Letter of Credit Usage, LESS (B) the aggregate amount of the Inventory Reserves, LESS
(C) the aggregate amount of the Landlord Lien Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

                           (x)      THE LESSER OF

                                    (i)     the sum of
                                            (A) (1) 75% minus the Dilution
                                            Reserve in respect of Accounts,
                                            TIMES (2) the aggregate amount of
                                            Eligible Accounts, PLUS

                                            (B) the lesser of (1) 75% of the Net
                                            Eligible Credit Card Proceeds and
                                            (2) $3,000,000;

                                    and

                                    (ii)    an amount equal to Borrower's
                                            Collections with respect to Accounts
                                            for the immediately preceding 45 day
                                            period,

                           PLUS

                           (y)      THE LOWEST OF

                                    (i)     $6,000,000,

                                    (ii)    the sum of (A) 40% of the value of
                                            Eligible Landed Inventory, PLUS (B)
                                            the lesser of $5,000,000, and 40% of
                                            the value of Eligible In Transit
                                            Inventory,

                                    (iii)   85% of the net realizable value of
                                            Eligible Inventory (which shall
                                            constitute its orderly liquidation
                                            value less estimated expenses of
                                            liquidation thereof in each case as
                                            reasonably determined by Foothill),

                                    and

                                    (iv)    50% of the amount of credit
                                            availability created by
                                            CLAUSE (X) above,

                           MINUS

                           (z) the aggregate amount of reserves, if any,
                  established by Foothill under SECTION 2.1(B).

                  (b) Anything to the contrary in this Section notwithstanding, Foothill shall have the right to establish reserves against the Borrowing Base in such amounts as Foothill in its reasonable judgment (from the perspective of an asset-based lender) shall deem necessary or appropriate (after consultation in good faith with Borrower so long as no Default or Event of Default shall have occurred and is continuing), including reserves on account of (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, commissions, royalties or other amounts payable under a licensing agreement, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) without duplication of the foregoing, amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the reasonable determination of Foothill (from the perspective of an asset-based lender), would be likely to have a priority superior to the Liens of Foothill (such as ad valorem taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral.

                  (c) Foothill shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

                  (d) Amounts borrowed pursuant to this SECTION 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

             2.2 LETTERS OF CREDIT.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Foothill shall have no obligation to issue a Letter of Credit if any of the following would result:

                     (i) the Letter of Credit Usage would exceed the Borrowing Base LESS the amount of outstanding Advances LESS the aggregate amount of Inventory Reserves and reserves established under SECTION 2.1(B); or

                     (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Amount LESS the amount of outstanding Advances LESS the aggregate amount of Inventory Reserves and reserves established under SECTION 2.1(B); or (y) $7,500,000; or

                     (iii) the outstanding Obligations would exceed the Maximum Amount.

Borrower and Foothill acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under
SECTION 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Foothill in its sole discretion. If Foothill is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Foothill and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under SECTION 2.6.

                  (b) Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless from any loss, cost, expense, or liability, including payments made by Foothill, expenses, and reasonable attorneys fees incurred by Foothill arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Foothill and opened to or for Borrower's account or by Foothill's interpretations of any L/C issued by Foothill to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Foothill shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require Foothill to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Foothill harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Foothill under any L/C Guaranty as a result of Foothill's indemnification of any such issuing bank.

                  (c) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Foothill to deliver to Foothill all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Foothill's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

                  (d) Any and all charges, commissions, fees, and costs incurred by Foothill relating to the letters of credit guaranteed by Foothill shall be considered Foothill Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Foothill.

                  (e) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Foothill in an amount equal to 105% of the maximum amount of Foothill's obligations under Letters of Credit, or (ii) cause to be delivered to Foothill releases of all of Foothill's obligations under outstanding Letters of Credit. At Foothill's discretion, any proceeds of Collateral received by Foothill after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this
SECTION 2.2(E).

                  (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Foothill with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

                            (A) any reserve, deposit, or similar requirement is
                  or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

                            (B) there shall be imposed on the issuing bank or
                  Foothill any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;


and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Foothill of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Foothill, then, and in any such case, Foothill may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Foothill may specify to be necessary to compensate the issuing bank or Foothill for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in
SECTION 2.6(A)(I) OR (C)(I), as applicable. The determination by the issuing bank or Foothill, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                  (g) Unless otherwise agreed by Borrower and Foothill, Foothill is authorized to issue the Letters of Credit under this Agreement based upon the telephonic or other instruction of any Person identified on SCHEDULE 2.2(G).

                  2.3 [INTENTIONALLY OMITTED.]

                  2.4 [INTENTIONALLY OMITTED.]

                  2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to SECTIONS 2.1 AND
2.2 is greater than either the Dollar or percentage limitations set forth in SECTIONS 2.1 AND 2.2 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill first, to repay Advances outstanding under SECTION 2.1 and, thereafter, to be held by Foothill as cash collateral to secure Borrower's obligation to repay Foothill for all amounts paid pursuant to Letters of Credit.

                  2.6 INTEREST AND LETTER OF CREDIT FEES: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rate. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) shall bear interest as follows: (i) each LIBOR Rate Advance shall bear interest at a per annum rate of
3.00 percentage points above the Base LIBOR Rate; and (ii) all other Obligations shall bear interest at a per annum rate of 0.25 percentage points above the Reference Rate.

                  (b) Letter of Credit Fee. Borrower shall pay Foothill a fee (in addition to the charges, commissions, fees, and costs set forth in SECTION 2.2(D)) equal to 1.25% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default: (i) each LIBOR Rate Advance shall bear interest at a per annum rate of 6.00 percentage points above the Base LIBOR Rate, (ii) the Letter of Credit fee provided in SECTION 2.6(B) shall be increased to 4.25% per annum times the aggregate undrawn amount of all outstanding Letters of Credit, and (iii) all other Obligations shall bear interest at a per annum rate equal to 3.25 percentage points above the Reference Rate, and.

                  (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 7.0% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.


                  (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Foothill Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in SECTION 2.2(D) (as and when accrued or incurred), the fees and charges provided for in SECTION 2.11 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (f) Computation. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

                  2.7 COLLECTION OF ACCOUNTS. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date, shall instruct all Account Debtors with respect to the Accounts, General Intangibles, Investment Property, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes; PROVIDED, HOWEVER, that
(a) Account Debtors with respect to Credit Card Accounts shall remit Collections in respect thereof to the Credit Card Processor which shall then wire transfer the amount of such Collections to the Lockbox Account, and (b) Borrower may permit Account Debtors to remit DE MINIMIS Collections to Borrower, so long as the aggregate amount of such Collections shall not exceed $100,000 in any one year and such Collections immediately upon receipt by Borrower shall be deposited into a Lockbox Account. Borrower, Foothill, and the Lockbox Bank shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Foothill. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Foothill Account") maintained by Foothill at a depositary selected by Foothill.

                  2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill (whether from transfers to Foothill by the Lockbox Bank pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under
SECTION 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Foothill Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Foothill shall be entitled to charge

Borrower for 1 Business Day of `clearance' or `float' at the rate set forth in
SECTION 2.6(A)(I) or SECTION 2.6(C)(I), as applicable, on all Collections that are received by Foothill (regardless of whether forwarded by the Lockbox Bank to Foothill, whether provisionally applied to reduce the Obligations under SECTION 2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of Foothill's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Foothill, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a non-Business Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

                  2.9 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to SECTION 2.6(E). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

                  2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account from any Lockbox Bank. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements. Foothill, upon the written request of Borrower, shall provide to Borrower such information supporting the amounts charged to the Loan Account as Borrower may reasonably request.

                  2.11 FEES. Borrower shall pay to Foothill the following fees:

                       (a) Origination Fee. On the Closing Date, an origination fee of $150,000;

                       (b) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the Average Unused Portion of the Maximum Amount.

                       (c) [intentionally omitted];

                       (d) Financial Examination, Documentation, and Appraisal Fees. (i) Foothill's customary fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill, and the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons to perform such financial analysis and examinations (i.e. audits) of Borrower, PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, Borrower shall have no obligation to pay such fees, out-of-pocket expenses, or charges for such financial analysis and examinations in excess of 20 days per calendar year; and (ii) Foothill's customary appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Foothill; and, the actual charges paid or incurred by Foothill if it elects to employ the services of one or more third Persons, PROVIDED, HOWEVER, that Borrower shall have no obligation to pay such fees, out-of-pocket costs, and charges for appraisals performed more frequently than (A) annually, so long as Excess Availability is equal to or greater than $10,000,000, (B) semi-annually, so long as Excess Availability is equal to or greater than $5,000,000 and less than $10,000,000, and (C) quarterly so long as Excess Availability is less than $5,000,000; and

                       (e) Servicing Fee. On the first day of each month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $1,500.

                  2.12 LIBOR RATE ADVANCES.

                       (a) INTEREST AND INTEREST PAYMENT DATES. Borrower shall have the option (the "LIBOR Option") to have interest on a portion of the Advances be charged at the LIBOR Rate. Interest on that portion of the Advances bearing interest at the LIBOR Rate ("LIBOR Rate Advances") shall be payable on the last day of each month and on the last day of each Interest Period applicable thereto and may, at Foothill's option, be charged directly to the Loan Account. Interest at the LIBOR Rate shall be calculated for each month (or portion thereof) based on the number of days elapsed and a year of 360 days. On the last day of each applicable Interest Period, unless Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Advances automatically shall convert to the rate of interest then applicable to non-LIBOR Rate Advances under SECTION 2.6.

At any time that an Event of Default has occurred and is continuing, Foothill shall have the right to convert the interest rate on all outstanding LIBOR Rate Advances to the rate then applicable to non-LIBOR Rate Advances under SECTION 2.6.

                  (b) LIBOR ELECTION.

                                    (i) Borrower may, at any time and from
                               time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Foothill prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Foothill of a LIBOR Notice in the form of EXHIBIT 2.12(B) hereto received by Foothill before the LIBOR Deadline, or by telephonic notice received by Foothill before the LIBOR Deadline (to be confirmed by delivery to Foothill of the LIBOR Notice received by Foothill prior to 5:00 p.m. (California time) on the same day; PROVIDED, HOWEVER, that Borrower's failure to deliver such confirming LIBOR Notice shall not affect the applicability of such rate if Borrower's election is implemented by Foothill.

                                    (ii) Each LIBOR Notice pursuant to this
                               Section shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Advance, Borrower shall indemnify, defend, and hold Foothill harmless against any loss, cost, or expense incurred by Foothill as a result of any failure to fulfill, on or before the date specified in the LIBOR Notice, the applicable conditions set forth herein or the termination, prior to the end of the applicable Interest Period, of the applicability of interest at the LIBOR Rate, as provided hereunder, including any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or committed to be acquired by Foothill or its participants to fund the requested LIBOR Rate Advances which, as a result of such failure, are not so employed on such date (such losses, costs, and expenses, collectively, "Funding Losses").

                                    (iii) Borrower shall have not more than five
                               Interest Periods in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Advances of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Advances at any time; PROVIDED, HOWEVER, that in the event that LIBOR Rate Advances are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Foothill of proceeds of Accounts and other Collateral received by Foothill or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Foothill harmless against any and all Funding Losses that arise in connection with such prepayment. Anything to the contrary contained herein notwithstanding, if the outstanding Advances are reduced below the balance of the outstanding LIBOR Rate Advances by virtue of automatic prepayment from proceeds of Accounts and other Collateral, then Foothill automatically will make an Advance to Borrower so that the outstanding Advances will equal the outstanding LIBOR Rate Advances so long as Borrower has sufficient borrowing availability under the formulas set forth herein and subject to the reserves and applicable sublimits hereunder.

                  (d) ADJUSTMENTS TO THE LIBOR RATE. The LIBOR Rate may be automatically adjusted by Foothill on a prospective basis to take into account the additional or increased cost to Foothill of maintaining any necessary reserves for Eurodollar deposits or increased costs due to change in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, that increase or would increase the costs of funding loans bearing interest at the LIBOR Rate. Foothill shall give Borrower notice of such a determination and adjustment and Borrower may, by notice to Foothill: (i) require Foothill to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment; and/or (ii) repay the LIBOR Rate Advances, or portions thereof, with respect to which such adjustment is made, as appropriate.

                  (e) TERMINATION OF LIBOR OPTION. In the event that any change in circumstances or any law, regulation, treaty or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Foothill, make it unlawful or impractical for Foothill to fund or maintain an LIBOR Advance or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Foothill shall give notice of such circumstances to the Borrower and
(i) in the case of any LIBOR Rate Advances which are outstanding, the date specified in Foothill's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Advances, and interest upon the LIBOR Rate Advances then outstanding shall thereafter accrue at the rate then applicable to Advances as provided in SECTION 2.6(A)(I) OR 2.6(C)(III)(1), as the case may be, and (ii) Foothill shall not be obligated to permit Borrower to elect the LIBOR Option as to any Advances until Foothill determines that it would no longer be unlawful or impractical to do so.

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

                  (f) NO REQUIREMENT OF MATCHED FUNDING. Notwithstanding anything to the contrary contained herein, neither Foothill nor any participant is required to actually acquire United States dollar deposits on the London Interbank Market to fund or otherwise match fund any Advances as to which interest accrues at the LIBOR Rate. Provisions of this SECTION 2.12 shall apply as if Foothill and/or its participants had match funded any Advances as to which interest is accruing at the LIBOR Rate by acquiring United States dollar deposits in the London Interbank Market for each Interest Period in the amount of the LIBOR Rate Advances. Funding Losses of Foothill shall include the aggregate Funding Losses of Foothill and its participants in the LIBOR Rate Advances.

3. CONDITIONS; TERM OF AGREEMENT.

    3.1      CONDITIONS PRECEDENT TO THE INITIAL ADVANCE OR LETTER OF CREDIT.

                    The obligation of Foothill to make the initial Advance or to issue the initial Letter of Credit is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Closing Date:

                  (a) the Closing Date shall occur on or before December 11, 1998;

                  (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

                  (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                         (i)    the Lockbox Agreements;

                         (ii)   the Disbursement Letter;

                         (iii)  the Copyright Security Agreement;

                         (iv)   the Patent Security Agreement;

                         (v)    the Trademark Security Agreement;

                         (vi) the Borrower Stock Pledge Agreement, together with the certificates of Stock pledged pursuant thereto and stock powers, executed in blank, in respect of such certificates of Stock;

                         (vii)  the Holdings Guaranty;

                         (viii) the Holdings Security Agreement;

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

                         (ix) the Holdings Stock Pledge Agreement, together with the certificates of Stock pledged pursuant thereto and stock powers, executed in blank in respect of such certificates of Stock;

                         (x)    the Holdings Subordination Agreement;

                         (xi)   the Notices to Depository Institutions;

                         (xii)  the Pay-Off Letter;

                         (xiii) the Holdings Copyright Security Agreement;

                         (xiv)  the Holdings Patent Security Agreement;

                         (xv)   the Holdings Trademark Security Agreement;

                         (xvi)  the Provenance Agreement;

                         (xvii) the Subsidiary Stock Pledge Agreement, together
                    with the certificates of Stock Pledged pursuant thereto and stock powers, executed in blank in respect of such certificates of Stock; and

                         (xviii) the Intercompany Subordination Agreement;

                  (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

                  (f) Foothill shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Foothill shall have received a certificate from the Secretary of Holdings attesting to the resolutions of Holdings' Board of Directors authorizing the executive committee of such Board of Directors to act on behalf of the Board of Directors relative to execution, delivery, and performance of the Loan Documents to which Holdings is a party, and the resolutions of such executive committing authorizing Holdings' execution, delivery, and performance of the Holdings Guaranty and the other Loan Documents to which Holdings is a party and authorizing specific officers of Holdings to execute the same;

                  (i) Foothill shall have received copies of Holding's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Holdings;

                  (j) Foothill shall have received a certificate of status with respect to Holdings, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Holdings, which certificate shall indicate that Holdings is in good standing in such jurisdiction;

                  (k) Foothill shall have received certificates of status with respect to Holdings, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Holdings is in good standing in such jurisdictions;

                  (l) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                  (m) Foothill shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                  (n) either (i) Foothill shall have received a Collateral Access Agreement with respect to Borrower's facility in Phoenix, Arizona, or
(ii) Foothill shall have implemented Landlord Lien Reserves with respect to such facility;

                  (o) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion;

                  (p) Foothill shall have received appraisals of the Equipment, satisfactory to Foothill;

                  (q) Foothill shall have received copies of all Credit Card Processing Agreements certified by an officer of Borrower, which shall be satisfactory to Foothill and its counsel;

                  (r) Foothill shall have entered into an agreement, in form and substance satisfactory to Foothill, with each Credit Card Processor pursuant to which such Credit Card Processor has agreed to wire transfer the proceeds of all Credit Card Accounts received by such Credit Card Processor to the Lockbox Account.

                  (s) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (t) Foothill shall have received reference checks regarding key management of Borrower, the results of which shall in each case satisfactory to Foothill;

                  (u) Foothill shall have received copies of the Preferred Stock Documents, certified by an officer of Holdings, which shall have been reviewed by Foothill's counsel, the results of such review to be satisfactory to Foothill;

                  (v) Foothill shall have received copies of the ValueVision Agreement, certified by an officer of Holdings, which shall have been reviewed by Foothill's counsel, the results of such review to be satisfactory to Foothill;

                  (w) Foothill shall have received satisfactory evidence that Borrower or Holdings, as applicable, has filed applications for the registration of Borrower's copyrights or Holdings' copyrights, as applicable, other than Obsolete Copyrights, that are the principal components of Borrower's Copyright Inventory;

                  (x) Foothill shall have received satisfactory evidence that:
(i) Borrower shall have received an amendment to the financing statement filed by Alexander G. Langer with the Pennsylvania Secretary of the Commonwealth, amending the collateral covered thereby to be limited to the Flying Lure product; (ii) Borrower shall have received termination statements relative to the financing statements filed by T-Fal Corporation with the Pennsylvania Secretary of the Commonwealth, and the Arizona Secretary of State; and (iii) Borrower shall have satisfied the tax obligations for the tax period January 1, 1988 through June 30, 1990 represented by that certain Certified Copy of Lien in the almount of $104,834.17, recorded with the Court of Common Pleas of Philadelphia County, Pennsylvania against Media Arts International Ltd. and that such Lien has been terminated.

                  (y) Foothill shall have received copies of such of Borrower's or Holdings licensing agreements as Foothill shall request, which shall have been reviewed by Foothill's counsel, the results of such review to be satisfactory to Foothill;

                  (z) Foothill shall have received a certificate of an officer of Holdings certifying that all actions and proceedings required by the Series E Stock Purchase Agreement, applicable law or regulation have been taken and the transactions required thereunder (including the receipt by Holdings of cash proceeds of not less than $20,000,000 less expenses and costs permitted by the Series E Stock Purchase Agreement) have been duly and validly taken and consummated, and that no court of competent jurisdiction has issued any injunction, restraining order, or other order which prohibits the consummation of the transactions described in the Series E Stock Purchase Agreement;

                  (aa) Foothill shall have received a certificate of an officer of Holdings certifying that all actions and proceedings required by the Series D Stock Purchase Agreement, applicable law or regulation have been taken and the transactions required thereunder have been duly and validly taken and consummated, and that no court of competent jurisdiction has issued any injunction, restraining order, or other order which prohibits the consummation of the transactions described in the Series D Stock Purchase Agreement;

                  (bb) Foothill shall have received satisfactory evidence that the Indebtedness of Borrower and Holdings to First Union National Bank ("First Union") has been satisfied in full and the liens in favor of First Union have been released, together with copies of the termination statements relative to all financing statements filed by First Union, and evidence that such termination statements have been filed;

                  (cc) Borrower shall have entered into a sub-lease with Holdings with respect to Borrower's facilities in Phoenix, Arizona;

                  (dd) Borrower shall have (i) entered into a sub-license agreement, in form and substance reasonably satisfactory to Foothill, with respect to each license agreement entered into by Holdings as licensee, and (ii) into a license agreement, subject to SECTION 7.23, with respect to any copyrights, trademarks, patents, or other intellectual property owned by Holdings, in each case, relative to products currently sold or marketed by Borrower;

                  (ee) Foothill shall have entered into an agreement, in form and substance satisfactory to Foothill, with West Teleservices Corp. ("West"), pursuant to which West has agreed to provide telemarketing services to Foothill in connection with Foothill's exercise of its remedies hereunder;

                  (ff) Borrower shall have Excess Availability, as of the Closing Date, after giving effect to the initial Advances and Letters of Credit of not less than $6,000,000; and

                  (gg) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

                  3.2 CONDITIONS PRECEDENT TO ALL ADVANCES AND ALL LETTERS OF CREDIT.

                   The following shall be conditions precedent to all Advances and all Letters of Credit:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

                  3.3 CONDITION SUBSEQUENT. As a condition subsequent to the closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by SECTION 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel.

                  3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 3 years from the Closing Date and automatically shall be renewed for successive 1 year periods thereafter (each such successive 1 year period, a "Renewal Period"), unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

                  3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of SECTION 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of 1 year.

                  3.6 EARLY TERMINATION BY BORROWER. The provisions of SECTION
3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to 105% of the undrawn amount of the Letters of Credit), in full, together with the Applicable Early Termination Premium.

                  3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Applicable Early Termination Premium. The Applicable Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Applicable Early Termination Premium provided for in this SECTION 3.7 shall be deemed included in the Obligations.

4.       CREATION OF SECURITY INTEREST.

                  4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

                  4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the written request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

                  4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, INVESTMENT PROPERTY, AND NEGOTIABLE COLLATERAL.

                    At any time an Event of Default has occurred and is continuing, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, Investment Property, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, Investment Property, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

                  4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

                  4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in SECTION 4.4, sign the name of Borrower on any of the documents described in SECTION 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession, (e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

                  4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, during normal business hours, to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.       REPRESENTATIONS AND WARRANTIES.

                  In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance or issuance of each Letter of Credit thereafter, as though made on and as of the date of such Advance or Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

                  5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

                  5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to purchasers in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation, other than such Eligible Accounts with respect to which the Inventory giving rise to such Account is the subject of a 30 day free trial period. The property giving rise to such Eligible Accounts has been delivered to the purchaser, or to the purchaser's agent for immediate shipment to and unconditional acceptance by the purchaser. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

                  5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality.

                  5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

                  5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on SCHEDULE 6.12 or otherwise permitted by SECTION 6.12.

                  5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

                  5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 86-0468696.

                  5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                       (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                       (b) Set forth on SCHEDULE 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                       (c) Except as set forth on SCHEDULE 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

                  5.9 DUE AUTHORIZATION; NO CONFLICT.

                       (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action.

                       (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                       (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                       (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                       (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

                  5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, consent decrees, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff;
(b) matters disclosed on SCHEDULE 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

                  5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Closing Date.

                  5.12 SOLVENCY. Borrower is Solvent. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

                  5.13 BENEFIT PLANS. None of Borrower, its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

                  5.14 ENVIRONMENTAL CONDITION. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

                  5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

                  5.16 YEAR 2000 COMPLIANCE.

                       (a) On the basis of a comprehensive inventory, review and assessment currently being undertaken by Borrower of the computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of such Obligor's material suppliers and vendors, to the best of the knowledge of Borrower's management, Borrower, each of its products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

                       (b) Borrower (i) has undertaken a detailed inventory, review and assessment of all areas within Borrower's business and operations that could be adversely affected by the failure of Borrower or its products to be Year 2000 Compliant on a timely basis, (ii) is developing a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that Borrower will be Year 2000 Compliant on a timely basis.

                  5.17 CONSENT DECREES. Borrower is not selling or marketing any products that are the subject of the consent decrees set forth on SCHEDULE 5.17.

6.       AFFIRMATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

                  6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

                  6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill:

                       (a) on each Business Day, a report detailing the aggregate amount of Credit Card Accounts together with a reconciliation to the previous such report provided to Foothill, and (ii) a copy of each Credit Card Processor Service Summary specifying the amount to be wire transferred to Borrower by such Credit Card Processor,

                       (b) on a weekly basis and, in any event, by no later than the 3rd Business Day following the end of each week, (i) a detailed calculation of the Borrowing Base together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Foothill, (ii) a detailed aging, by total, of the Installment Accounts, (iii) a detailed aging, by total, of the Accounts (other than Installment Accounts), (iv) Inventory reports specifying the value of Borrower's Inventory, at the lower of cost or market on a basis consistent with Borrower's current and historical accounting practices, by category, (v) documents of title relative to Eligible In-Transit Inventory, together with evidence of Borrower's payment for such Eligible In-Transit Inventory, and (vi) a report summarizing the Eligible In-Transit Inventory;

                       (c) on a monthly basis and, in any event, by no later than the 30th day of each month during the term of this Agreement, (i) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, and
(ii) a summary of royalties, commissions, and other amounts payable pursuant to any licensing agreement together with a detailed listing of any such royalties, commissions, and other amounts that are past due, a calculation of the Dilution for the prior month;

                       (d) on a monthly basis and, in any event, by no later than the first Business Day after each payment of rent or other amounts due under the lease relative to Borrower's Phoenix facility, evidence, reasonably satisfactory to Foothill, that such payment has been made;

                       (e) on a quarterly basis, a copy of Borrower's computer system back-up tapes;

                       (f) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by Borrower, purchase orders and invoices; and

                       (g) such other reports as to the Collateral or the financial condition of Borrower as Foothill may request from time to time.

                  6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Foothill: (a) as soon as available, but in any event within 30 days after the end of each month during each of Holdings' fiscal years, a company prepared balance sheet and income statement (in each case, on a consolidated and consolidating basis) covering the operations of Holdings and its

Subsidiaries during such period; (b) as soon as available, but in any event within 50 days of the end of each of Holdings' fiscal quarters, a company prepared balance sheet, income statement, and statement of cash flows (in each case, on a consolidated and, except for such statement of cash flows, a consolidating basis) covering the operations of Holdings and its Subsidiaries during such period; and (c) as soon as available, but in any event within 105 days after the end of each of Holdings' fiscal years, financial statements (on a consolidated and consolidating basis) of Holdings for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

                  Together with the above, Borrower also shall deliver to Foothill Holdings' Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Holdings with the Securities and Exchange Commission, if any, within 3 Business Days after the same are filed, or any other information that is provided by Holdings to its shareholders, and any other report reasonably requested by Foothill relating to the financial condition of Borrower.

                  Each month, together with the financial statements provided pursuant to SECTION 6.3(A), Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) to the best of such officer's knowledge the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for each month that also is the date on which a financial covenant in SECTION 7.20 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in SECTION 7.20, and (iv) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), or (iii), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                  Borrower shall, from time to time, upon Foothill's written request, issue written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may reasonably request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Foothill, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Foothill any information they may have regarding Borrower's business affairs and financial conditions.

                  6.4 TAX RETURNS. Deliver to Foothill copies of each future federal income tax return of Borrower or any consolidated tax group as to which Borrower belongs, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

                  6.5 GUARANTOR REPORTS. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides Holdings' audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

                  6.6 RETURNS. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return (in accordance with Borrower's historical practices) and, if Borrower accepts such return, issue a credit memorandum in the appropriate amount to such Account Debtor. Borrower shall make all such credit memoranda available for Foothill's reasonable inspection.

                  6.7 TITLE TO EQUIPMENT. Upon Foothill's written request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

                  6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

                  6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on Foothill's written demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

                  6.10 INSURANCE.

                       (a) At its expense, maintain insurance respecting the Collateral wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Foothill. Borrower shall deliver the originals of all such policies to Foothill with 438 BFU lender's loss payable endorsements or other satisfactory lender's loss payable endorsements, naming Foothill as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Foothill in the event of cancellation of the policy for any reason whatsoever. If Borrower fails to provide and pay for such insurance, Foothill may, at its option, but shall not be required to, procure the same and charge Borrower's Loan Account therefor.

                       (b) Borrower shall give Foothill prompt notice of any material loss covered by such insurance and payable to Borrower. Borrower agrees that Foothill shall have the exclusive right to adjust any casualty losses payable to Borrower under any such insurance policies in excess of $50,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to Foothill for application to the cost of repairs, replacements, or restorations.

                  6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

                  6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on SCHEDULE 6.12; provided, however, that Borrower may amend SCHEDULE 6.12 so long as such amendment occurs by written notice to Foothill not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United

States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

                  6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

                  6.14 [INTENTIONALLY OMITTED.]

                  6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

                  6.16 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred by in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

                  6.17 ROYALTIES. Pay when due all royalties, commissions, and other amounts payable under any licensing agreement to which Borrower is a party, unless such payments are the subject of a Permitted Protest; PROVIDED, HOWEVER, that Borrower, in its reasonable business judgment, may elect to not pay such royalties, commissions, and other amounts when due, so long as (i) the failure to pay such royalties, commissions, and other amounts when due does not result in any licensing agreement from being terminated, and (ii) reports submitted by Borrower to Foothill pursuant to SECTION 6.2 include such unpaid royalties, commissions, and other amounts as past due. If Borrower so elects to not pay such royalties, commissions, and other amounts when due, then Foothill shall have the right to establish reserves against the Borrowing Base in accordance with SECTION 2.1(B).

                  6.18 COPYRIGHTS. Record, or cause Holdings to record, with the United States Copyright Office, copyrights relative to copyrightable material that is the principal component of any of Borrower's Copyright Inventory, prior to or contemporaneously with the completion of a test-market period (which period shall not exceed 8 weeks) with respect to such Copyright Inventory; PROVIDED, HOWEVER, that, if Borrower elects to discontinue any such Copyright Inventory after such test market period, then Borrower shall have no obligation to record, or cause Holdings to record, with the United States Copyright Office the copyrightable material that is the principal component of such Copyright Inventory. At such time as Borrower or Holdings shall record such copyrightable material with the United States Copyright Office, Borrower shall provide to Foothill such information relative to such copyrightable material as Foothill shall reasonably require in order to perfect Foothill's security interests in such copyrightable material.

                  6.19 LICENSE AGREEMENTS. Borrower shall enter into a sub-license agreement, in form and substance reasonably satisfactory to Foothill, with respect to each license agreement heretofore or hereafter entered into by Holdings as licensee, relative to products marketed by Borrower. Borrower shall enter into a license agreement, subject to SECTION 7.23, with respect to any copyrights, trademarks, patents, or other intellectual property owned by Holdings relative to products marketed by Borrower.

7.       NEGATIVE COVENANTS.

                  Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not do any of the following without Foothill's prior written consent:

                  7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                       (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

                       (b) Indebtedness set forth in SCHEDULE 7.1;

                       (c) Indebtedness secured by Permitted Liens;

                       (d) Indebtedness to Holdings, PROVIDED, that such Indebtedness is the subject of the Holdings Subordination Agreement;

                       (e) Indebtedness to other Holdings' Subsidiaries, PROVIDED, that such Indebtedness is the subject of the Intercompany Subordination Agreement; and

                       (f) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this SECTION 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

                  7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under SECTION 7.1(F) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

                  7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

                  7.4 DISPOSAL OF ASSETS. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than Permitted Dispositions.

                  7.5 CHANGE NAME. Without 30 days prior written notice to Foothill, change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name.

                  7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill.

                  7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's business; PROVIDED, HOWEVER, that Borrower may enter into an agreement to outsource Borrower's fulfillment, customer service, and information systems operations currently being performed by Borrower.

                  7.8 PREPAYMENTS AND AMENDMENTS.

                       (a) Except in connection with a refinancing permitted by
SECTION 7.1(F), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, PROVIDED, HOWEVER, that Borrower may make payments of principal and interest on Borrower's Indebtedness to Holdings or the other Holdings' Subsidiaries, if any, so long as (i) no Event of Default shall have occurred and be continuing or would result from such payment, and (ii) after giving effect to such payment, Borrower shall have Excess Availability of not less than $3,000,000; and

                       (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under SECTIONS 7.1(B) , (C), (D), (E), OR (F).

                  7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                  7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale; PROVIDED, HOWEVER, that Borrower may sell Inventory subject to a 30 day free trial period.

                  7.11 DISTRIBUTIONS. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding ; PROVIDED, HOWEVER, that Borrower may make Permitted Distributions so long as (a) no Event of Default has occurred and is continuing or would result therefrom, and (b) after giving effect thereto, Borrower has Excess Availability of not less than $3,000,000. The foregoing notwithstanding, nothing in this section shall prohibit payments by Borrower to Holdings (y) on account of Borrower's Indebtedness to Holdings permitted under to SECTION 7.8, or (z) pursuant to the terms of an agreement between Holdings and Borrower permitted under SECTION 7.14 (including, but not limited to, royalties, commissions, or other amounts due under any licensing agreements or sub-licensing agreements between Holdings and Borrower), in each case, to the extent such payments are not a distribution or a dividend on any of Borrower's Stock.

                  7.12 ACCOUNTING METHODS. Modify or change its method of accounting (except such modifications or changes that are in accordance with GAAP, in which Borrower's independent certified public accounting firm agrees, and that are fully disclosed to Foothill) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

                  7.13 INVESTMENTS. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, other than loans to employees in the ordinary course of business, in an aggregate amount outstanding at any one time not to exceed $25,000, or (c) the acquisition of all or substantially all of the properties or assets of a Person.

                  7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower (including Borrower's arrangements with Direct America Corporation for the production of infomercials) except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Foothill, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

                  7.15 SUSPENSION. Suspend or go out of a substantial portion of its business; PROVIDED, HOWEVER, that Borrower may enter into an agreement to outsource Borrower's fulfillment, customer service, and information systems operations currently being performed by Borrower.

                  7.16 [INTENTIONALLY OMITTED].

                  7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (a) on the Closing Date, (i) to pay transactional costs and expenses incurred in connection with this Agreement, or
(ii) to repay, in part, Borrower's Indebtedness to Holdings in accordance with
SECTION 7.8, provided that in connection with such repayment, Holdings' Indebtedness to ValueVision shall be repaid in full, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

                  7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office or Borrower's Inventory or Equipment to a new location, in each case, without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

                  7.19 TELEMARKETING SERVICES AGREEMENTS. Enter into any agreement with any Person to provide telemarketing services to Borrower unless Foothill shall have entered into an agreement, in form and substance satisfactory to Foothill, with such Person, pursuant to which such Person agrees to provide telemarketing services to Foothill in connection with Foothill's exercise of its remedies hereunder.

                  7.20 FINANCIAL COVENANTS. Fail to maintain:

                       (a) Tangible Net Worth. Tangible Net Worth of at least the amount set forth below as of the end of the quarter corresponding thereto:


                 --------------------------------------------- -------------------------------------------
                 QUARTER ENDING                                            TANGIBLE NET WORTH
                 --------------------------------------------- -------------------------------------------
                 December 31, 1998                                                      $6,000,000
                 --------------------------------------------- -------------------------------------------
                 March 31, 1999 and as of the end of each                               $5,000,000
                 fiscal quarter thereafter
                 --------------------------------------------- -------------------------------------------

                  7.21 CAPITAL EXPENDITURES. Make capital expenditures in any fiscal year in excess of $2,000,000.

                  7.22 CREDIT CARD PROCESSING AGREEMENTS. Enter into any Credit Card Processing Agreement or amend, modify, or supplement any Credit Card Processing, except on terms that are reasonably satisfactory to Foothill.

                  7.23 LICENSING AGREEMENTS. Enter into any licensing agreement unless (a) Borrower's rights under such licensing agreement are assignable (i) to Foothill, and (ii) in connection with the sale of all or substantially all of the assets or Stock of Borrower, (b) royalties, commissions, and other amounts payable by Borrower under such licensing agreement are not held in trust by Borrower, and (c) the terms and conditions of such licensing agreement relative to the liquidation of Borrower's Inventory are reasonably satisfactory to Foothill.

                  7.24 PURCHASES OF INVENTORY. Enter into purchase orders or other agreements for the purchase of Inventory to be sold by Borrower in the name of Holdings or any other Person other than Borrower except such master purchase agreements entered into by Holdings for the benefit of Holdings' Subsidiaries, provided, that the purchase orders placed pursuant to such master purchase agreements shall be placed in the name of Borrower.

8.       EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

                  8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

                  8.2 If Borrower fails or neglects to perform, keep, or observe
(a) any term, provision, condition, covenant, or agreement: (i) contained in SECTIONS 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.13 (Compliance with Laws), 6.15 (Leases), 6.17 (Royalties), or 6.18 (Copyrights) of this Agreement and such failure continues for a period of 5 Business Days; (ii) contained in SECTIONS 6.1 (Accounting System), 6.6 (Returns), 6.8 (Maintenance of Equipment), or 6.12 (Location of Inventory and Equipment) of this Agreement and such failure continues for a period of 15 Business Days; or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents; in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provisions of this SECTION 8, in which event such other provision of this SECTION 8 shall govern); PROVIDED, that, during any period of time that any such failure or neglect of such Obligor referred to in this SECTION 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not be required to make Advances;

                  8.3      If there is a Material Adverse Change;

                  8.4 If any material portion of Borrower's properties or assets comes into the possession of any third Person (other than as expressly permitted by this Loan Agreement or the other Loan Documents), is attached, seized, subjected to a writ or distress warrant, or is levied upon;

                  8.5      If an Insolvency Proceeding is commenced by Borrower;

                  8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder;
(d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

                  8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                  8.8 (a) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States, or if any taxes or debts owing at any time hereafter to the United States becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets; or

                       (b)If one or more notices of Lien, levy, or assessment with respect to taxes or debts owing is filed of record with respect to any of Borrower's properties or assets by any state, county, municipal, or other non-federal governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the Lien, levy, or assessment is not (i) released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited, or (ii) the subject of a Permitted Protest;

                  8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

                  8.10 If there is a default in any material agreement to which Borrower is a party with one or more third Persons and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder;

                  8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

                  8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

                  8.13 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

                  8.14 If Holdings shall have Tangible Net Worth of less than the amount set forth below as of the end of the quarter corresponding thereto:


                 --------------------------------------------- -------------------------------------------
                 QUARTER ENDING                                            TANGIBLE NET WORTH
                 --------------------------------------------- -------------------------------------------
                 December 31, 1998                                                    ($1,900,000)
                 --------------------------------------------- -------------------------------------------
                 March 31, 1999                                                       ($1,100,000)
                 --------------------------------------------- -------------------------------------------
                 June 30, 1999                                                        ($2,400,000)
                 --------------------------------------------- -------------------------------------------
                 September 30, 1999                                                   ($6,400,000)
                 --------------------------------------------- -------------------------------------------
                 December 31, 1999                                                    ($5,200,000)
                 --------------------------------------------- -------------------------------------------
                 March 31, 2000                                                         ($400,000)
                 --------------------------------------------- -------------------------------------------
                 June 30, 2000                                                          ($500,000)
                 --------------------------------------------- -------------------------------------------
                 September 30, 2000                                                   ($2,500,000)
                 --------------------------------------------- -------------------------------------------
                 December 31, 2000                                                      $1,600,000
                 --------------------------------------------- -------------------------------------------
                 March 31, 2001                                                         $6,800,000
                 --------------------------------------------- -------------------------------------------
                 June 30, 2001                                                          $7,700,000
                 --------------------------------------------- -------------------------------------------
                 September 30, 2001                                                     $7,600,000
                 --------------------------------------------- -------------------------------------------


                 --------------------------------------------- -------------------------------------------
                 December 31, 2001                                                     $12,600,000
                 --------------------------------------------- -------------------------------------------




9.       FOOTHILL'S RIGHTS AND REMEDIES.

                  9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                       (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                       (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

                       (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral and without affecting the Obligations;

                       (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

                       (e) Cause Borrower to hold all returned Inventory in trust for Foothill, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Foothill;

                       (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                       (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

                       (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

                       (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                       (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                       (k) Foothill shall give notice of the disposition of the Collateral as follows:

                                    (1) Foothill shall give Borrower and each
                  holder of a security interest in the Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (2) The notice shall be personally delivered
                  or mailed, postage prepaid, to Borrower as provided in SECTION 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Foothill;

                                    (3) If the sale is to be a public sale,
                  Foothill also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                       (l) Foothill may credit bid and purchase at any public sale; and

                       (m) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

                  9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

                  If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof;
(b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in SECTION 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.      WAIVERS; INDEMNIFICATION.

                  11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

                  11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

                  11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this SECTION 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12.      NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

              If to Borrower:           QUANTUM NORTH AMERICA, INC.
                                        c/o National Media Corporation
                                        15821 Ventura Boulevard, 5th Floor
                                        Encino, California 91436
                                        Attn:  Mr. Daniel M. Yukelson
                                        Fax No.  818.461.6530

              With copies to:           BUCHALTER, NEMER, FIELDS & YOUNGER
                                        601 South Figueroa Street, Suite 2400
                                        Los Angeles, California 90017
                                        Attn:  William Jarblum, Esq.
                                        Fax No.  213.896.0400

              If to Borrower:           FOOTHILL CAPITAL CORPORATION
                                        11111  Santa Monica Boulevard
                                        Suite 1500
                                        Los Angeles, California 90025-3333
                                        Attn:  Business Finance Division Manager
                                        Fax No. 310.478.9788

              With copies to:           BROBECK, PHLEGER & HARRISON LLP
                                        550 South Hope Street
                                        Los Angeles, California  90071
                                        Attn:  John Francis Hilson, Esq.
                                        Fax No.  213.745.3345

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this SECTION 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE

PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.      DESTRUCTION OF BORROWER'S DOCUMENTS.

                  All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill in accordance with Foothill's standard document retention procedures, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15.      GENERAL PROVISIONS.

                  15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

                  15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

                  15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                  15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

                  15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                  15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                  15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                  [Remainder of page left intentionally blank.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.

                         QUANTUM NORTH AMERICA, INC.
                         a Delaware corporation



                         By
                               -------------------------------------------------

                         FOOTHILL CAPITAL CORPORATION, a California corporation




                         By
                               -------------------------------------------------


                                      S-1